Registration No. 333-158199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Credit Suisse AG

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland

(State of Incorporation or Organization)

13-5015677

(I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8070 Zurich, Switzerland

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Exchange Traded Notes due April 2020 Linked to the Cushing® 30 MLP Index (the “ETNs”)	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-158199

Item 1.  Description of Registrants’ Securities to be Registered.

For a description of the ETNs to be registered by Credit Suisse AG (the “Registrant”) hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated March 25, 2009 included in the Registration Statement on Form F-3 (Registration No. 333-158199) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement dated March 25, 2009 as filed with the Commission on March 25, 2009 pursuant to Rule 424(b)(2) under the Securities Act.  Reference is also made to the description of the ETNs contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act under Registration Statement No. 333-158199-10, which will contain the final terms and provisions of the ETNs, including the maturity date of the ETNs, which is hereby deemed to be incorporated by reference herein and to be a part hereof.

Item 2.  Exhibits.

Exhibit No.	Exhibit Description

4.1

Senior Indenture between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to the Registrant’s Registration Statement on Form F-3 filed on March 25, 2009 (Registration No. 333-158199)).

4.2

First Supplemental Indenture, dated May 6, 2008, between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, to the Senior Indenture, dated March 29, 2007, between Credit Suisse AG and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 6-K filed on May 9, 2008).

4.3

Second Supplemental Indenture, dated March 25, 2009, between Credit Suisse AG (formerly known as Credit Suisse) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, to the Senior Indenture, dated as of March 29, 2007, between Credit Suisse AG and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 99.2 to Registrant’s Current Report on Form 6-K filed on March 25, 2009).

4.4	Form of ETN.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2010	CREDIT SUISSE AG

By: /s/ Grace Koo
Name: Grace Koo
Title: Authorized Signatory

By: /s/ Sharon O’Connor
Name: Sharon O’Connor
Title: Authorized Signatory